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                                                                      EXHIBIT 11


                           CSP, INC. AND SUBSIDIARIES
               EXHIBIT 11.0 - COMPUTATION OF PER SHARE EARNINGS S
    For the years ended August 29, 1997, August 30, 1996, and August 25, 1995
                  ( in thousands except for per share amounts )



                                                              1997          1996       1995
                                                             ------        -----------------

NET INCOME PER COMMON SHARE - ( PRIMARY )

Net Income (loss)                                             ($721)        $108        $385
                                                             ======        =================

Average common shares outstanding                             2,680        2,681       2,747

Add: Net additional common shares upon
            exercise of stock options                             0            0          48
                                                             ------        -----------------

Adjusted average common shares outstanding                    2,680        2,681       2,795
                                                             ======        =================

Net income(loss) per common share  -  (primary)              ($0.27)       $0.04       $0.14
                                                             ======        =================


NET INCOME (LOSS) PER COMMON SHARE - (FULL DILUTION)

Net Income (loss)                                             ($721)        $108        $385
                                                             ======        =================

Average common shares outstanding                             2,680        2,681       2,747

Add: Net additional common shares upon
            exercise of stock options                             0            0          48
                                                             ------        -----------------

Adjusted average common shares outstanding                    2,680        2,681       2,795
                                                             ======        =================

Net income per common share  -  (Full Dilution)              ($0.27)       $0.04       $0.14
                                                             ======        =================

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